   As filed with the Securities and Exchange Commission on October 28, 1998
                                               Registration No. 333-64997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                   AMENDMENT NO.1
                                       TO

                            ----------------------
                                     FORM SB-2
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                       ORIGINALLY FILED ON SEPTEMBER 30, 1998

                             --------------------------
                                  AQUASEARCH, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             --------------------------
        COLORADO                        2833                 33-034535
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD    (I.R.S. EMPLOYER
OF INCORPORATION INDUSTRIAL         CLASSIFICATION   IDENTIFICATION NUMBER)
    OR ORGANIZATION)                CODE NUMBER)

                          73-4460 QUEEN KA'AHUMANU HIGHWAY
                                     SUITE 110
                             KAILUA-KONA, HAWAII 96740
                                   (808) 326-9301
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             --------------------------
                                MARK E. HUNTLEY, PH.D.
                          73-4460 QUEEN KA'AHUMANU HIGHWAY
                                     SUITE 110
                             KAILUA-KONA, HAWAII 96740
                                   (808) 326-9301

   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                            CODE, OF AGENT FOR SERVICE)
                             --------------------------
                                    COPIES TO:
                               STEVEN L. BERSON, ESQ.
                              MICHAEL S. RUSSELL, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                                PALO ALTO, CA 94304
                                   (650) 493-9300
                                FAX:  (650) 496-4088
                             --------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time as the selling shareholders may decide.
                             --------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
     Pursuant to Rule 416, there are also being registered such additional shares and warrants as may become issuable pursuant to the anti-dilution provisions of the warrants.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ----------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Eight Section (b) of the Registrant's Articles of Incorporation provides for the indemnification of officers and directors to the extent permitted by law and further provides that such person shall not be liable to the corporation for any loss or damage suffered by the corporation on account of any action taken by him as a director or officer of the corporation if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal matter, if he had no reasonable cause to believe that his conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                Securities and Exchange Commission
                registration fee  . . . . . . . . . . .  $ 1,688.00
                Printing and engraving expenses . . . .   10,000.00
                Legal fees and expenses . . . . . . . .   20,000.00
                Accounting fees and expenses  . . . . .    4,000.00
                Miscellaneous expenses  . . . . . . . .    4,312.00
                     Total  . . . . . . . . . . . . . .  $40,000.00
                                                         -----------
                                                         -----------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the period from June 1997 to September 1998, the Company sold $3,305,000 aggregate principal amount of Convertible Notes ("1998 Convertible Notes") to a total of twelve "accredited investors" as defined under Rule 501 of the Securities Act (the "Selling Security Holders"). In connection with the issuance of the 1998 Convertible Notes, the Company also issued to the Selling Security Holders a total of 3,305,000 Warrants (the "1998 Warrants") to purchase a total of 3,418,713 shares of Common Stock. The 1998 Warrants have an exercise price of $0.50 per share and have a term of three years. Between July and September 1998, the Selling Security Holders converted the 1998 Convertible Notes into 20,075,648 shares of Common Stock (the "Shares"). The number of Shares and 1998 Warrants issued to the Selling Security Holders is as follows: Jane Eliza Weaver Brickey, 599,510 Shares, 100,000 Warrants; Margret Daul, 599,510 Shares, 100,000 Warrants; Jean Farmer, 570,184 Shares, 100,000 Warrants; Earl S. Fusato Revocable Trust, Earl S. Fusato, Trustee, 4,821,340 Shares, 760,000 Warrants; Gregory Kowal, 3,205,128 Shares, 500,000
Warrants; Linda and Joe Maloney, 584,409 Shares, 100,000 Warrants; James Stewart Miller Revocable Trust, James Stewart Miller, Trustee, 142,468 Shares, 25,000 Warrants; Lance and Elaine Nakamura, 1,574,673 Shares, 250,000 Warrants; Viiu Niiler and Charles Cole, 324,265 Shares, 50,000 Warrants; Scott Family Trust, Tom Scott, Trustee, 663,102 Shares, 120,000 Warrants; Jean Sawyer Weaver Trust, Jean S. Weaver, Trustee, 6,391,223 Shares, 1,100,000 Warrants; and Sarah Anna Randsell Weaver, 599,837 Shares, 100,000 Warrants. No underwriters were used in these transactions. This offering was made under Section 4(2) of the Securities Act.

     From February to March 1998, the Company sold to Earl S. Fusato, the Company's Chief FinancialOfficer, Secretary and a member of its Board of Directors, certain short-term notes in the aggregate principal amount of

$250,000. The notes are payable in full on September 30, 1998. In connection with the issuance of the notes, the Company issued to Mr. Fusato warrants to purchase a total of 113,713 shares of its Common Stock. The warrants have an exercise price of $0.50 per share and have a term of three years. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In March 1998, the Company issued 108,000 shares of Common Stock at $0.25 per share to Dr. Pearn Niiler, a Director of the Company, for prior services rendered to the Company as a member of the Scientific Advisory Board. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In March 1998, Tana Acalay, formerly the Company's Chief Financial Officer, exercised options to purchase 466,862 shares of the Company's Common Stock at the exercise price of $0.063 per share. The total proceeds to the Company were $29,179. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     From January to March 1998, the Company issued an aggregate of 126,000 shares of Common Stock at $0.25 per share to the following members of the Scientific Advisory Board in exchange for services to the Company: Dr. Edward A. Laws -- 17,000 shares; Dr. Robert R. Bidigare -- 17,000 shares; Dr. William Fenical -- 17,000 shares; Dr. John Bardach -- 17,000 shares; Dr. Farooq Azam -- 12,000 shares; Dr. Malcolm Gregory -- 37,000 shares; and Dr. Aladar Szalay -- 9,000 shares. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In October 1997, the Company issued 50,000 shares of Common Stock at $0.25 per share to Edward E. David, Sc.D., for consulting services rendered as a member of the Company's Board of Directors. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In October 1997, the Company sold 50,000 shares of Common Stock at $0.25 per share to Edward E. David, Sc.D., a member of the Company's Board of Directors. The total proceeds to the Company from this transaction were $12,500. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In October 1997, the Company issued 10,000 shares of Common Stock at $0.25 per share to Oskar R. Zaborsky, Ph.D., for consulting services rendered as a member of the Company's Board of Directors. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In October 1997, the Company sold 10,000 shares of Common Stock at $0.25 per share to Oskar R. Zaborsky, Ph.D., a member of the Company's Board of Directors. The total proceeds to the Company from this transaction were $2,500. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In September 1997, Tana Acalay, formerly the Company's Chief Financial Officer, exercised options to purchase 463,250 shares of the Company's Common Stock at the exercise price of $0.06 per share. The total proceeds to the Company were $28,953 in the form or a three year note receivable bearing interest of five percent per annum. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In April 1997, the Company sold 1,000,000 shares of Common Stock at $0.21 per share to Earl S. Fusato, the Company's Chief Financial Officer, Secretary and a member of its Board of Directors. The total proceeds to the Company were $210,000. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     During the period from October 1996 to April 1997, the Company sold an aggregate of 5,044,570 Units, consisting of one share of Common Stock and one Common Stock Purchase Warrant (the "Warrants"), in a private placement under
Section 4(2) of the Securities Act of 1933, as amended, to the following persons at the following prices: Bernadette Ahuna - 23,255 Units at $0.43 per Unit; Dorothy Ako - 33,333 Units at $0.30 per Unit; Amy M.

Matsuda Revocable Living Trust - 38,461 Units at $0.26 per Unit; Steve Berson - 95,238 Units at $0.21 per Unit and 22,727 Units at $0.22 per Unit; Alfredo Briones - 23,255 Units at $0.43 per Unit; David Coury - 90,909 Units at $0.22 per Unit; Earl S. Fusato Revocable Living Trust - 115,384 Units at $0.26 per Unit; William and Bernice Frankoff - 17,857 Units at $0.28 per Unit; Edward Fukuyama - 45,454 Units at $0.22 per Unit; Ralph Fuller - 23,255 Units at $0.43 per Unit; Solomon and Alice Goldsmith - 33,333 Units at $0.30 per Unit; Francis Gray - 45,454 Units at $0.22 per Unit; Christopher and Lynne Harrison - - 75,000 Units at $0.23 per Unit; Hawaiian Trust Company, Ltd - 416,666 Units at $0.24 per Unit; Winston Healy - 34,482 Units at $0.29 per Unit; Dan Hirashima - 68,965 Units at $0.29 per Unit; J.W.A. Buyers Revocable Living Trust - 41,666 Units at $0.24 per Unit; Raymond & Anna Kam - 90,909 Units at $0.22 per Unit, 86,956 Units at 0.23 per Unit and 41,666 Units at $0.24 per Unit; Gerald and Patricia Kammier - 45,454 Units at $0.22 per Unit; Gregory Kowal - 476,190 Units at $0.21 per Unit; Eddy Louis - 37,037 Units at $0.27 per Unit; Alan & Amina Miyasaki - 24,390 Units at $0.41 per Unit; Grace Morrow - 108,695 Units at $0.23 per Unit, 153,846 Units at $0.26 per Unit and 38,461 Units at $0.26 per Unit; David Murakami - 173,809 Units at $0.21 per Unit, 28,000 Units at $0.25 per Unit and 20,833 Units at $0.24 per Unit; Donald and Kimika Nakama - 238,095 Units at $0.21 per Unit; Lance and Elaine Nakamura -125,000 Units at $0.32 per Unit and 136,363 Units at $0.22 per Unit; Calvin and Eunice Nakata - 100,000 Units at $0.22 per Unit; Clarence and Margaret Okimoto - 45,454 Units at $0.22 per Unit, 11,869 Units at $0.23 per Unit and 12,000 Units at $0.25 per Unit; Charles Parl
- 43,478 Units at $0.23 per Unit; Paul F. Glenn Revocable Trust - 37,037 Units at $0.27 per Unit; Michie Proctor - 113,636 Units at $0.22 per Unit, 119,047 Units at $0.21 per Unit and 454,545 Units at $0.22 per Unit; Scott Family Trust
- 113,636 Units at $0.44 per Unit and 178,571 Units at $0.28 per Unit; Gene Seltzer - 43,478 Units at $0.23 per Unit; Yoshiko Takara - 23,255 Units at $0.43 per Unit; Izidor Tischler - 43,478 Units at $0.23 per Unit; Joseph Triggs - 232,558 Units at $0.43 per Unit; Bruce Tyson - 45,454 Units at $0.22 per Unit; Robert Walker - 47,619 Units at $0.21 per Unit; Eileen Winter - 50,000 Units at $0.25 per Unit; Alvin Kuo Wong - 41,666 Units at $0.36 per Unit; and Russell Yamamoto - 217,391 Units at $0.23 per Unit. The Warrants have a term of three years and are exercisable at $1.00 per share, subject to adjustment. The Warrants are redeemable by the Company at $.01 per Warrant during their three-year exercise period upon 30 days' notice anytime that the closing bid price per share of the Common Stock exceeds $1.50 per share (subject to adjustment) for 20 trading days out of 30 consecutive trading days ending on the third day prior to the date of the notice of redemption. The gross proceeds from this offering were $1,275,980. The Placement Agent for this offering, First Honolulu Securities, Inc., received total commissions of $76,558.80 (equal to 6% of the gross proceeds from the sale of the Units) and 302,674 Common Stock Purchase Warrants (equal to 6% of the number of Units sold). The terms of the Warrants issued to First Honolulu Securities, Inc. are identical to the terms of the Warrants issued to the purchasers in the offering.

     In March 1997, John Emerick, the Company's Vice President of Operations, exercised options to purchase 25,000 shares of the Company's Common Stock at the exercise price of $0.06 per share. The total proceeds to the Company were $1,562 in the form of a three year note receivable bearing interest of five percent per annum. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In February 1997, the Company issued 4,000 shares of Common Stock at $0.46
per share to Alber Leong in exchange for services to the Company.   No
underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In November 1996, the Company issued an aggregate of 18,760 shares of Common Stock at an average price of $0.64/share to the following members of the Scientific Advisory Board in exchange for services to the Company: Dr. Edward A. Laws -- 4,690 shares; Dr. Robert R. Bidigare -- 4,690 shares; Dr. William Fenical -- 4,690 shares; and Dr. John Bardach -- 4,690 shares. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In October 1996, the Company sold 400,000 shares of Common Stock at $0.50 per share to Cultor pursuant to the Cultor Stock Subscription Agreement. The total proceeds to the Company from this transaction were $200,000. No underwriters were used. This offering was made in reliance on the exemption provided under Section 4(2) of the Securities Act.

     In July 1996, the Company issued 3,000 shares of Common Stock at $0.59 per
share to Alber Leong in exchange for services to the Company.   No underwriters
were used.  This offering was made under Section 4(2) of the Securities Act.

     In February 1996, the Company issued 40,000 shares of Common Stock at $0.62 per share, to Seth Huntley, one of the Company's production technicians, for services rendered during the period from August 1995 through January 1996. No underwriter was used. This offering was made to Mr. Huntley without registration pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In January 1996, the Company sold an aggregate of 4,000,000 shares of Common Stock at $0.15 per share to the following persons in a private placement under Section 4(2) of the Securities Act: Bruce Arinaga - 100,000 shares; A. Bush - 100,000 shares; Gary Davidson - 407,000 shares; Kewalo Holdings - 100,000 shares; James MacNeil - 160,000 shares; First Trust Corp. - 23,300 shares; James McGonigle - 300,000 shares; Michie Proctor - 680,000 shares; Marty Meyerson - 100,000 shares; Wanda Shefts -100,000 shares; Joel Marcus - 100,000 shares; Donald Nakama - 580,000 shares; Neal Roberts - 90,700 shares; David Murakami - 350,000 shares; James Miller - 200,000 shares; Marvin Gutlove - 100,000 shares; Marianne May - 40,000 shares; and Carl Jensen - 240,000 shares. The total proceeds to the Company from this transaction were $600,000. No underwriters were used.

     In January 1996, the Company sold an aggregate of 2,492,000 shares of Common Stock at $0.125 per share to the following persons under Regulation S under the Securities Act: Sodilot S.A. - 320,000 shares; Hans Peter Klein - 320,000 shares; and Caymus Capital - 1,852,000 shares. The total proceeds to the Company from this transaction were $311,600. No underwriters were used.

     In December 1995, the Company issued 40,000 shares of Common Stock at $0.125 per share to John J. Emerick, the Company's Vice President of Operations, for services rendered during the period from July 1995 through December 1995.
No underwriter was used. This offering was made to Mr. Emerick without registration pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In November 1995, the Company issued an aggregate of 264,000 shares of Common Stock at $0.125 per share to the following persons as partial payment for their services in constructing the Company's research and development facility at Keahole Point: Robert E. and Terri L. Lee - 120,000 shares; Clyde and Iola Matsuyama - 16,000 shares; Dale and Lora Robertson - 8,000 shares; Branden Fessenden and Amber Kingham - 4,000 shares; Boyd and Kathy Matsuyama - - 8,000 shares; Dwight and Taina Matsuyama - 8,000 shares; Mark K. and Marina K. Stickel
- 40,000 shares; Stephen J. and Jamie K. Herbert - 16,000 shares; and Henry F. and Sri Mulyani Hills - 44,000 shares. No underwriters were used. This offering was made in reliance on the exemption provided under Section 4(2) of the Securities Act.

     In October 1995, the Company issued an aggregate of 127,875 shares at $0.0625 to the following persons for prior services rendered to the Company:
Alejandro Gonzales - 40,000 shares; Alexander Leonard - 25,000 shares; Georgia Malan - 20,000 shares; and Mountain Vista Consulting - 42,875 shares. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In October 1995, the Company issued 5,000 shares of Common Stock at $0.16 per share to John Emerick, the Company's Vice President of Operations, for services rendered to the Company. No underwriter was used. This offering was made pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In September 1995, the Company sold an aggregate of 2,712,500 shares of Common Stock at $0.08 per share to the following persons in a private placement under Section 4(2) of the Securities Act: Tana Alcalay - 125,000 shares; Jeff Barber - 62,500 shares; Edward Brill - 62,500 shares; California Progressions - 125,000 shares; Gary Davidson - 125,000 shares; Joanne Gioia - 125,000 shares; Marvin Gutlove - 250,000 shares; Mark Huntley - 62,500 shares; Kenneth Koock - 125,000 shares; Joel Marcus - 362,500 shares; James Miller - 100,000 shares; Charles Mullecker - 625,000 shares; Peter Niiler - 125,000 shares; Mark Shefts - 312,500 shares; Rocco Vezza - 625,000 shares; and Rod Wood - 625,000 shares. No underwriters were used.

     In August 1995, the Company returned to Mark E. Huntley, Ph.D., the Company's President and Chief Executive Officer, 1,320,000 shares of Common Stock out of the 4,635,575 shares of Common Stock gifted to the Company by Dr. Huntley in 1989. The closing bid price of the Company's Common Stock on the date the 1,320,000 shares were returned to Dr. Huntley was $0.15 per share. No
underwriters were used.   This offering was made to Dr. Huntley under Section
4(2) of the Securities Act.

     In July 1995, the Company sold an aggregate of 3,200,000 shares of Common Stock at $0.0625 per share to QueQui, Ltd. under Regulation S under the Securities Act. The total proceeds to the Company from this transaction were $200,000. No underwriters were used.

     In June 1995, the Company issued 50,000 shares of Common Stock at $0.10 per share to Robert Bidigare, Ph.D., for services rendered in connection with the analysis of scientific data from feed trials with Cultor. No underwriters were used. These shares were issued to Dr. Bidigare without registration pursuant to the exemption provided under Section 4(2) of the Securities Act.

     In March 1995, the Company sold an aggregate of 1,710,000 shares of Common Stock at $0.10 per share to the following persons in a private placement under
Section 4(2) of the Securities Act: Tana Alcalay - 50,000 shares; Joan Antflick
- 10,000 shares; Scott Brownson - 25,000 shares; David Cook - 50,000 shares; Gary Davidson - 50,000 shares; Joan Davidson - 25,000 shares; Stanley Feldman - 50,000 shares; Frederick Fields - 50,000 shares; Robert Forcey - 100,000 shares; Michael Freed - 5,000 shares; Paulette & Steve Freed - 45,000 shares; Bobbi Goldblum - 25,000 shares; Mark Huntley - 50,000 shares; Sam Iler - 100,000 shares; Carl Jensen - 100,000 shares; Mahlon Kennicut - 50,000 shares, Kenneth Koock - 50,000 shares; Joel Marcus - 50,000 shares; Marianne May - 50,000 shares; Robert Nichols - 50,000 shares; Eric Niiler - 100,000 shares; Pearn Niiler - 50,000 shares; Viiu Niiler - 100,000 shares; Walter Nordhausen - 50,000 shares; Donald Redalje - 50,000 shares; Ken Richter - 50,000 shares; Eric Saltsberg - 50,000 shares; Satlantic, Inc. - 50,000 shares; Niklas Schneider - 50,000 shares; Michael C.B. Smith - 50,000 shares; Craig Steede - 50,000 shares; Henry White - 50,000 shares; and Leroy Young - 25,000 shares. No underwriters were used. The total proceeds to the Company were $171,000.

     In June 1994, the Company issued an aggregate of 250,000 shares of Common Stock at $0.08 per share to the following persons for prior services rendered to the Company: Michael C.B. Smith - 170,000 shares; Alejandro Gonzales - 40,000 shares; and Glenna Thompson - 40,000 shares. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In May 1994, the Company issued an aggregate of 775,000 shares of Common Stock at $0.08 per share to the following persons for prior services rendered to the Company: Mark Huntley - 400,000 shares; Tana Alcalay - 250,000 shares; and Peter Niiler - 125,000 shares. No underwriters were used. This offering was made under Section 4(2) of the Securities Act.

     In January 1994, the Company sold 250,000 shares of Common Stock at $0.03 per share to J. McGonigle in a private placement under Section 4(2) of the Securities Act. No underwriters were used. The total proceeds to the Company were $7,500.


ITEM 27.  EXHIBITS

 3.1*         Articles of Incorporation of Registrant
 3.2*         By-laws of Registrant
 4.1+         Form of Bridge Loan Note
 4.2+         Form of 1997 Warrant
 4.3          Form of 1998 Convertible Note
 4.4          Form of 1998 Warrant
 4.5          Form of 1998 Note and Warrant Purchase Agreement
 5.1          Opinion of Wilson Sonsini Goodrich & Rosati dated 9/29/98

 10.2#        Stock Subscription Agreement between Cultor Ltd. and Aquasearch,
              Inc., dated May 14, 1996
 10.3+        The Amended Keahole Point Facilities Use Agreement dated August
              22, 1996 by and between The National Energy Laboratory of Hawaii
              Authority and the Registrant
 10.4$        Letter of Intent between C. Brewer and Company Limited and the
              Registrant
 23.1++       Consent of Ernst & Young LLP
 23.2++       Consent of Johnson, Holscher & Company, P.C.
 23.3**       Consent of Wilson Sonsini Goodrich & Rosati, P.C.

* Incorporated by reference to the exhibit filed with Registrant's Annual Report on Form 10-KSB filed October 31, 1995.

# Incorporated by reference to the exhibit filed with Registrant's Current Report on Form 8-K filed September 13, 1996.

+ Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996.

$ Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 13, 1996.

++   Previously filed with initial filing on September 30, 1998.

**   Included in Exhibit 5.1 filed herewith.

ITEM 28.  UNDERTAKING

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) File during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to Registration Statement (Reg. No. 333-64997) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on this 27th day of October, 1998.


                                   AQUASEARCH, INC.


                                   /s/ MARK E. HUNTLEY
                                   --------------------------------------
                                        Mark E. Huntley
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the date signed by the Company:

     Signature                               Title
----------------------------------      ----------------------------------------


     /s/ MARK E. HUNTLEY                Chairman of the Board,
----------------------------------      Chief Executive Officer and
     (Mark E. Huntley)                  President (Principal Executive Officer)



     /s/ PEARN P. NIILER
----------------------------------
     (Pearn P. Niiler)                  Director



----------------------------------
     (Edward E. David, Ph.D.)           Director


     /s/ EARL S. FUSATO                 Director and Chief Financial
----------------------------------      Officer (Chief Accounting
     (Earl S. Fusato)                   Officer)

                                  INDEX TO EXHIBITS


Exhibits

 3.1        Articles of Incorporation of Registrant . . . . . . . . . . . . (A)
 3.2        By-laws of Registrant . . . . . . . . . . . . . . . . . . . . . (A)
 4.1        Form of Bridge Loan Note  . . . . . . . . . . . . . . . . . . . (B)
 4.2        Form of 1997 Warrant  . . . . . . . . . . . . . . . . . . . . . (B)
 4.3        Form of 1998 Convertible Note . . . . . . . . . . . . . . . . . (E)
 4.4        Form of 1998 Warrant  . . . . . . . . . . . . . . . . . . . . . (E)
 4.5        Form of 1998 Note and Warrant Purchase Agreement  . . . . . . . (E)
 5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C.,
             dated September 29, 1998 . . . . . . . . . . . . . . . . . . . (E)
 10.2       Stock Subscription Agreement between Cultor Ltd. and Aquasearch,
             Inc., dated May 14, 1996 . . . . . . . . . . . . . . . . . . . (C)
 10.3       The Amended Keahole Point Facilities Use Agreement dated
             August 22, 1996 by and between National Energy Laboratory of
             Hawaii and the Registrant  . . . . . . . . . . . . . . . . . . (B)
 10.4       Letter of Intent between C. Brewer and Company Limited and the
             Registrant . . . . . . . . . . . . . . . . . . . . . . . . . . (D)
 23.1       Consent of Ernst & Young LLP  . . . . . . . . . . . . . . . . . (G)
 23.2       Consent of Johnson, Holscher & Company, P.C.  . . . . . . . . . (G)
 23.3       Consent of Wilson Sonsini Goodrich & Rosati, P.C. . . . . . . . (F)

(A) Incorporated by reference to the exhibit filed with Registrant's Annual Report on Form 10-KSB filed October 31, 1995.
(B) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996.
(C) Incorporated by reference to the exhibit filed with Registrant's Current Report on Form 8-K filed September 13, 1996.
(D) Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 13, 1996.
(E)  Attached as an Exhibit hereto.
(F)  Included in Exhibit 5.1 filed herewith.
(G)  Previously filed with initial filing on September 30, 1998.